UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report: February 26, 2026 (January 22, 2026)
(Date of earliest event reported)
KB HOME
(Exact name of registrant as specified in its charter)

Delaware	1-9195	95-3666267
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
10990 Wilshire Boulevard
Los Angeles, California 90024
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (310) 231-4000
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $1.00 per share)	KBH	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As disclosed in KB Home’s Current Report on Form 8-K dated January 28, 2026, on January 22, 2026, its board of directors (“board”) promoted Robert V. McGibney, then and currently President and Chief Operating Officer, to President and Chief Executive Officer, with Jeffrey T. Mezger, then and currently Chairman and Chief Executive Officer, transitioning to serve as Executive Chairman of the board, in each case effective March 1, 2026. This filing amends and supplements the prior Form 8-K with Mr. McGibney’s compensation as President and Chief Executive Officer, which had not been determined at the time the prior Form 8-K was filed. Other than as set forth herein, all information in the prior Form 8-K remains unchanged.
On February 20, 2026, the board’s management development and compensation committee (“committee”) approved the below compensation for Mr. McGibney, effective upon his promotion to President and Chief Executive Officer.
•A base salary of $1,000,000 per year.
•Eligibility to participate in KB Home’s annual incentive program for executive officers for the 2026 fiscal year with a target opportunity of 225% of his annual base salary and a maximum opportunity of three times his annual base salary, prorated based on the effective date of his promotion.
•Eligibility to participate in KB Home’s long term incentive program, plus a promotional grant of time-vesting restricted stock, with the grant value to be determined at the committee’s next regularly scheduled meeting in April.
•Continued participation in KB Home’s executive benefits and life insurance programs; Deferred Compensation Plan; 401(k) Savings Plan; Change in Control Severance Plan; and Executive Severance Plan.
Except as presented herein, for descriptions and copies of the plans and programs referenced above, please refer to KB Home’s most recent Annual Report on Form 10-K and its most recent proxy statement.
The committee did not increase Mr. McGibney’s severance benefits under the Executive Severance Plan, but amended the plan to allow for Mr. McGibney’s continued participation in serving as President and Chief Executive Officer. The plan, as revised, is filed as Exhibit 10.26 to this report and is incorporated herein.
Based on the scope of his Executive Chairman duties, as described below, and in recognition of his tenure, institutional knowledge and importance to a smooth leadership transition, no changes were made to Mr. Mezger’s base salary and annual incentive compensation target in connection with the transition.

Item 8.01 Other Events.
On February 20, 2026, the committee established certain duties for Mr. Mezger as Executive Chairman, a role in which he will be KB Home’s most senior executive officer, and for Mr. McGibney as President and Chief Executive Officer.
As Executive Chairman, Mr. Mezger will lead the board and coordinate its activities in conjunction with the lead independent director. He will also serve in a leadership role, overseeing KB Home’s growth, land and capital markets strategies, as well as its organizational structure, among other areas, to support Mr. McGibney’s smooth transition as Chief Executive Officer. Mr. Mezger will also perform such other executive duties as the board may assign.

As President and Chief Executive Officer, Mr. McGibney will supervise and direct KB Home’s business and affairs, reporting to the board; lead the management team and employees in executing KB Home’s operational strategies; and directly oversee KB Home’s senior corporate executive officers and all regional and divisional leadership. Mr. McGibney will also serve as KB Home’s principal executive officer for Securities and Exchange Commission purposes.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
10.26    KB Home Executive Severance Plan
104    Cover Page Interactive Data File (embedded within the Inline XBRL document).

EXHIBIT INDEX

Exhibit No.	Description

10.26	KB Home Executive Severance Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 26, 2026

KB Home

By:	/s/ William A. (Tony) Richelieu
William A. (Tony) Richelieu
Vice President, Corporate Secretary and Associate General Counsel

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